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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Annual Report of FARO Technologies, Inc. on Form 10-K of our report dated February 13, 1998, appearing in the 1997 Annual Report to Shareholders of FARO Technologies, Inc.

         We also consent to the incorporation by reference in Registration Statements Nos. 333-41115, 333-41125, 333-41131, and 333-41135 of FARO
Technologies, Inc. on Form S-8 of our report dated February 13, 1998, incorporated by reference in this Annual Report on Form 10-K of FARO Technologies, Inc. for the year ended December 31, 1997.



Jacksonville, Florida
March 26, 1998